October 26, 2020

American Funds Portfolio Series
6455 Irvine Center Drive
Irvine, California 92618-4518

Ladies and Gentlemen:

We have acted as counsel to the American Funds Portfolio Series (the “Trust”), a Delaware statutory trust, in connection with Post-Effective Amendment No. 26 to the Trust’s Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the “Commission”) on or about October 29, 2020 (the “Registration Statement”), with respect to the issuance of Class ABLE-F-2 shares, Class 529-F-2 shares and Class 529-F-3 shares of beneficial interest (the “Shares”) of the series of the Trust listed in Exhibit A. You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the existence of the Trust;
(b)	A copy, certified by the Secretary of State of the State of Delaware, of the Trust’s Certificate of Trust dated January 4, 2012, as filed with the Secretary of State (the “Certificate of Trust”);
(c)	A certificate executed by the Secretary of the Trust, certifying as to, and attaching copies of, the Amended and Restated Agreement and Declaration of Trust dated March 4, 2020 (the “Declaration”), the Trust’s By-Laws, as amended (the “By-Laws”), and the resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares of the Trust (the “Resolutions”); and
(d)	A printer’s proof of the Registration Statement.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Commission will be in substantially the form of the printer’s proof referred to in paragraph (d) above. We have also assumed for the purposes of this opinion that the Certificate of Trust, the Declaration, the By-Laws, and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares, and will be in full force and effect on the date of issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the Delaware Statutory Trust Act to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware, including but not limited to other laws relating to trusts.  Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware.  No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transaction.  In addition, to the extent that the Declaration or the By-Laws refer to, incorporate, or require compliance with the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the Declaration, the By-Laws, the Resolutions, and the Registration Statement, and for the consideration described in the Registration Statement, will be validly issued, fully paid, and non-assessable.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Morgan, Lewis & Bockius LLP

Exhibit A

American Funds Global Growth Portfolio

American Funds Growth Portfolio

American Funds Growth and Income Portfolio

American Funds Moderate Growth and Income Portfolio

American Funds Conservative Growth and Income Portfolio

American Funds Preservation Portfolio